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                                                       (Exhibit 21)

                      AMERICOLD CORPORATION

                      List of Subsidiaries




                                               Names
                             State of          Under Which
Name                         Incorporation     Conducts Business
----                         -------------     -----------------

Americold Services           Delaware          Americold Services
  Corporation                                    Corporation